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                                                                Exhibit 10.23(b)

                                   FORM OF
                       ADDITION OF LENDER AND CONSENT
                                      AND
                    AMENDMENT TO LOAN AND SECURITY AGREEMENT


     This ADDITION OF LENDER AND CONSENT AND AMENDMENT TO LOAN AND SECURITY
AGREEMENT, dated as of        , 1999 (this "Consent and Amendment"), is by and
among PAC-WEST TELECOMM, INC., a California corporation ("Borrower"); UNION BANK OF CALIFORNIA, N.A, as Lender under the Loan Agreement described below (in such capacity as Lender under the Loan Agreement, "UBOC"); GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender adding an additional Commitment under the terms of the Loan Agreement described below (in such capacity as Lender under the Loan Agreement, "GE Capital," and together with UBOC, "Lenders"); and UNION BANK OF CALIFORNIA, N.A., as Administrative Agent for the Lenders (in such capacity as administrative agent, "Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Borrower, UBOC, as Lender, and Agent are parties to that certain Loan and Security Agreement, dated as of June 15, 1999 (as such agreement may be from time to time amended, supplemented or restated the "Loan Agreement");

WHEREAS, capitalized terms used herein and not defined herein shall have the meanings given them in the Loan Agreement;

WHEREAS, on the Effective Date (as described below), GE Capital has agreed to provide an Additional Commitment in the amount of Twenty Million Dollars ($20,000,000) under the terms of the Loan Agreement, and subject to the terms and conditions herein;

WHEREAS, in connection with providing its Additional Commitment, GE Capital has requested that Borrower, UBOC and Agent agree to certain amendments to the terms of the Loan Agreement, and Borrower, UBOC and Agent have agreed to such amendments requested by GE Capital and to that end, the parties hereto have agreed to amend the Loan Agreement as provided herein; and

     WHEREAS, Borrower has requested that each Lender and Agent consent to certain amendments to the terms of the Loan Agreement with respect to restrictions on its capital expenditures, and each Lender and Agent has agreed to such amendments and to that end, the parties hereto have agreed to amend the Loan Agreement as provided herein.

                               A G R E E M E N T:
                               - - - - - - - - -

     NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby
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mutually acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Confirmation. The parties hereby confirm the accuracy of the Recitals set forth above. Each of the parties hereby ratifies, approves and confirms the Loan Agreement and each Loan Document, as described therein, and hereby acknowledges and agrees that the Loan Agreement and each of the Loan Documents remains in full force and effect.

     2.  Addition of Commitment.

          (a) Additional Commitment. Upon satisfaction of each condition precedent set forth in Section 4 hereof (the "Effective Date"), GE Capital hereby agrees to provide an Additional Commitment under the terms of the Loan Agreement, in the amount of twenty million dollars ($20,000,000). From and after the Effective Date, the parties hereto agree that GE Capital shall be a Lender under the Loan Agreement and each of the Loan Documents, and shall be entitled to all of the rights and benefits of a Lender thereunder, and shall be subject to all of the agreements of the Lenders thereunder. From and after the Effective Date, (i) the Commitment under the Loan Agreement shall mean and include the Commitment of UBOC, in the amount of twenty million dollars ($20,000,000) and the Commitment of GE Capital, in the amount of twenty million dollars ($20,000,000); and (ii) the Maximum Amount of the Commitments shall equal forty million dollars ($40,000,000).

          (b) Representation and Warranty by GE Capital; Consent. GE Capital hereby represents and warrants that GE Capital is exempt under the California usury laws as a licensed finance lender. Borrower, UBOC and Agent hereby consent to GE Capital becoming a Lender under the Loan Agreement, notwithstanding anything to the contrary contained in the Loan Agreement.

          (c) Address and Wire Transfer Information. The address for notice and wire transfer information for GE Capital is as set forth on the signature page for GE Capital, below. The parties agree that the signature page of this Consent and Amendment shall suffice as the signature page of GE Capital, as a Lender providing an Additional Commitment, under the terms of Section 13.4 of the Loan Agreement.

     3. Amendments. Effective on the Effective Date, the parties hereto agree that the Loan Agreement shall be amended as follows:

     (a) Definition of "Restricted Investment(s) or Expenditure(s)." The definition of "Restricted Investment(s) or Expenditure(s)" in the Loan Agreement is amended to read in full as follows:

     ""Restricted Investment(s) or Expenditure(s)" means any acquisition of property by Borrower in exchange for cash or other property (including if in the form of an acquisition of stock, debt or other indebtedness or obligation), or the acquisition of any other property, or a loan, advance, capital contribution or subscription. Notwithstanding the foregoing, the
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     following investments and other acquisitions shall not be deemed Restricted
     Investments or Expenditures for purposes of Section 9.9(c) hereof (so long as, prior to and subsequent to any such investment or acquisition, Borrower is and remains in compliance with all of its covenants herein, including all financial covenants): (a) capital expenditures not to exceed fifty million dollars ($50,000,000) in the aggregate for the Fiscal Year ending December 31, 1999, and sixty million dollars ($60,000,000) in the aggregate for each of the Fiscal Years ending December 31, 2000 and December 31,
     2001; (b) in addition to the capital expenditures described in clause (a), capital expenditures in an aggregate amount not to exceed the net proceeds of any initial public offering of Borrower's equity securities (provided that such public offering is made on or before June 30, 2000), plus capital expenditures in an aggregate amount not to exceed the proceeds of
     Borrower's settlement with Pacific Bell in the amount of twenty million dollars ($20,000,000) made in September, 1999, and carried as an off balance sheet receivable; (c) acquisitions of businesses in the same line of business as Borrower, in an aggregate amount not to exceed fifteen million dollars ($15,000,000) per Fiscal Year, provided that Borrower is in compliance with all of its covenants hereunder at the time of such acquisition, and Borrower has demonstrated to Agent that it shall remain in compliance with its covenants hereunder after and as a result of such acquisition; (d) Equipment, inventory, supplies and proprietary assets purchased, leased or licensed in the ordinary course of Borrower's business, including fiber transport lines; (e) current assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of Borrower, exclusive, however, of Intercompany Accounts; (f) direct obligations of the United States of America or any agency thereof; provided that such obligations mature within two (2) years from the date of acquisition thereof; (g) obligations guaranteed by the United States of America, such as United States Treasury Bills, Notes,
     Bonds and Strips; provided that such obligations mature within two (2)
     years from the date of acquisition thereof;, (h) obligations of the Government National Mortgage Association, Tennessee Valley Authority or World Bank; provided that such obligations mature within two (2) year from the date of acquisition thereof; (i) obligations of government sponsored enterprises, such as Farm Credit System, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Federal Home Loan
     Bank, Student Loan Marketing Association, Financing Corporation, The Resolution Funding Corporation, Farm Credit System Financial Assistance Corporation or the Federal Housing Finance Board; provided that such obligations mature within two (2) years from the date of acquisition thereof; (j) certificates of deposit, bankers' acceptances, eurodollar bank deposits or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least one hundred million dollars ($100,000,000); provided that such obligations mature within two (2) years from the date of acquisition thereof; (k) money market securities rated at least "A1/P1/F1/D1" by either Standard & Poor's or Moody's, including, but not limited to, commercial paper, banker's acceptances, certificates of deposit (Eurodollar and Yankee issues permissible), money market preferred and unconditional demand floating rate securities; provided that all such securities mature not more than two (2) years from the date of creation thereof; (l) taxable or tax-exempt municipal Bonds: rated
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     "A" or better by either Standard & Poor's or Moody's; provided that such obligations mature within two (2) years from the date of acquisition thereof; (m) money market funds comprised of listed eligible investments rated at least AAA by either Standard & Poor's or Moody's; provided that such investments mature no more than two (2) years from the date of acquisition thereof; (n) asset backed securities: or mortgage backed pass throughs rated "AAA" or better by either Standard & Poor's or Moody's; provided that such investments mature no more than two (2) years from the date of acquisition thereof; or (o) repurchase agreements collateralized at least one hundred and two percent (102%) by United States Treasuries; provided that such investments mature no more than two (2) years from the date of acquisition thereof."

          (b) Agent Advances. Section 2.3(b)(ii) of the Loan Agreement is amended to read in full as follows:

     "(ii) Any contrary provision of this Agreement notwithstanding, but subject to the limitations set forth in the provisos contained in this
     Section 2.3(b)(ii), Agent is hereby authorized by Borrower and the Lenders to make Revolving Loans to Borrower on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral or any portion thereof; (B) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 15.5; or (C) if the conditions for Borrowing under
     Section 10.2(c) cannot be fulfilled, to advance a Revolving Loan to repay any principal or interest or other amounts, including reimbursement obligations in connection with Letters of Credit, and fees and premiums payable to the Lenders hereunder (any advances made pursuant to this Section 2.3(b)(ii) are also referred to herein as "Agent Advances"); and provided, that Agent shall have no obligation to Borrower to make an Agent Advance under any circumstances. In no event shall Agent make an Agent Advance if the aggregate Revolving Loan Usage (including such Agent Advance) would exceed the Maximum Amount. Agent shall notify each Lender and Agent in writing of each Agent Advance made pursuant to this Section 2.3(b)(ii)."

          (c) Defaulting Lenders. The first paragraph of Section 2.3(c) of the Loan Agreement is amended to read in full as follows:

     "(c)  Defaulting Lenders.

     Unless Agent receives notice from a Lender at least one (1) Business Day prior to the date of a Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made such amount available to Agent in immediately available funds on the
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     Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a Revolving Loan in the corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, then Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest, to be retained by Agent for its own account, at the Federal Funds Rate for each day after the Funding Date until (but not including) the date paid (provided, however, that if such Lender shall not make such funds available within two (2) Business Days of the Funding Date, interest shall accrue on such funds and shall be payable by such Lender at the Base Rate for each day from and after the second (2nd) Business Day after the Funding Date until, but not including, the date paid). A notice of Agent submitted to any Lender with respect to amounts owing under this subsection shall be prima facia evidence of the truth thereof, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Rate applicable at the time to the Loan comprising such Borrowing. The failure of any Lender to make any Loan on any Funding Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date. Any Lender that fails to make any Loan on any Funding Date and continues to fail to make such Loan within one (1) Business Day after written demand upon it by Agent to do so, shall constitute a "Defaulting Lender" for purposes of this Agreement. For the purposes of this Section, "Federal Funds Rate" means, on any particular day, the per annum rate of interest offered for sale by the San Francisco or New York branch of Union Bank of California, N.A. (as selected by Agent) to other prime banks of Federal Funds for such day, in an amount comparable to the principal amount owed to Agent by the Defaulting Lender."

     (d) Settlement. Section 2.4(a) of the Loan Agreement is amended to read in full as follows:

     "(a) Computation of Pro Rata Shares. The amount of the Pro Rata Share of each Lender of the Revolving Loans shall be computed upon each advance of a Revolving Loan hereunder and the amounts actually funded by each Lender shall be adjusted upward or downward based on all Revolving Loans (including Lender Advances and Agent Advances) and repayments of Revolving Loans received by
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     Agent as of the close of business in San Francisco on the date of advance of each such Revolving Loan (such date being referred to herein as the "Settlement Date"). Agent shall deliver to each of the Lenders periodically a summary statement of the amount of outstanding Revolving Loans (including Lender Advances and Agent Advances) and Letters of Credit, and shall use its best efforts to deliver such a summary statement no later than two (2) Business Days after Agent has knowledge that the principal amount of Revolving Loans advanced by any Lender is not equal to such Lender's Pro Rata Share of the aggregate amount of the Revolving Loans that are outstanding as of such date (although the failure to so deliver such a summary statement at such time shall not affect the obligation of the Lenders under this Section 2.4)."

          (e) Fees and Expenses. Section 15.5(a) of the Loan Agreement is amended as follows: in each place where Agent is entitled to recover any cost, expense, attorneys fees or other fees, Section 15.5(a) is amended to entitle Agent and each Lender the right to recover such cost, expense, attorneys fees or other fees.

     4. Conditions Precedent. GE Capital's agreement to provide the Additional Commitment provided herein, and UBOC's and GE Capital's consent to the amendments contained herein, is subject to the satisfaction of the following conditions precedent:

          (a) Execution. Execution of this Consent and Amendment by the parties hereto;

          (b) Opinion. Receipt by GE Capital and UBOC of an opinion of Neumiller & Beardslee, counsel to Borrower, as to (i) the due authorization, execution and delivery of this Consent and Amendment by Borrower; (ii) the enforceability of this Consent and Amendment against Borrower; (iii) the permission granted to GE Capital to rely on the opinion of Neumiller & Beardslee, dated June 17, 1999, and rendered in connection with the closing of the transactions contemplated by the Loan Agreement; and (iv) any other matter reasonably requested by GE Capital or UBOC;

          (c) Fee. Receipt by GE Capital of an upfront fee in the amount of two hundred thousand dollars ($200,000); and

          (d) Other Items. Such other documents, agreements and instruments as GE Capital or UBOC may request in connection with the transactions contemplated hereby.

     5. Costs. Borrower shall be responsible for all costs and expenses of the Agent, UBOC and GE Capital in connection with the transactions contemplated by this Consent and Amendment, including, without limitation, Attorney Costs.

     6. General Provisions. This Consent and Amendment and the Loan Agreement shall be read together as one document. Where any provisions of the Loan Agreement amended by this Consent and Amendment appear in any other Loan Document and are tied to the Loan Agreement,
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such provisions in such Loan Documents shall be deemed likewise amended.
Borrower hereby confirms all representations and warranties contained in the Loan Agreement and in each Loan Document, and reaffirms all covenants set forth therein. Borrower further certifies that, as of the Effective Date, there exists no Default or Event of Default.

     7.  Miscellaneous.

          (a) No Course of Dealing. Borrower acknowledges and agrees that the execution and delivery of this Consent and Amendment by Lender and Agent shall not be deemed to create a course of dealing or otherwise obligate Agent or Lenders to enter into similar agreements under the same or similar circumstances in the future.

          (b) Binding. This Consent and Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Consent and Amendment.

          (c) Governing Law. This Consent and Amendment shall be governed by and construed in accordance with the internal laws of the State of California (without regard to conflicts of laws principles).

          (d) Counterparts. This Consent and Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

          (e) Merger. This Consent and Amendment constitutes the entire, exclusive agreement of the parties hereto with respect to the subject matter hereof.

                            [Signature Page Follows]
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     IN WITNESS WHEREOF, the parties hereto have caused this Consent and
Amendment to be executed by their duly authorized officers or partners, as of the day and year first above written.

                                        PAC-WEST TELECOMM, INC.,
                                        as Borrower



                                        By:
                                        Name:
                                        Title:




                                        UNION BANK OF CALIFORNIA, N.A.,
                                        as the Administrative Agent



                                        By:
                                        Name:
                                        Title:
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UNION BANK OF CALIFORNIA, N.A.,        Commitment: $20,000,000
as a Lender                            Address for Notices:
                                       UNION BANK OF CALIFORNIA, N.A.
                                       Union Bank of California
By:                                    1800 Harrison Street, Suite 1400
Name:                                  Oakland, California 94612-3429
Title:                                 Attn: Gail Fletcher
                                       Vice President & Relationship Manager
                                       Telephone No.: (510) 271-1747
                                       Facsimile No.: (510) 271-1764

                                       Wire Transfer Instructions:
                                       Union Bank of California N.A.
                                       Monterey Park, California
                                       Account Number: 070-196431
                                       Account Name: Wire Transfer Clearing
                                       Attn: Commercial Loan Operations
                                       Reference: Pac-West Telecomm, Inc.
                                       ABA Number: 122-000-496

GENERAL ELECTRIC Capital Corporation   Commitment: $20,000,000
as a Lender                            Address for Notices:

                                       General Electric Capital Corporation
By:                                    3379 Peachtree Road, N.E.
Name:                                  Suite 560
Title:                                 Atlanta, Georgia 30326
                                       Attn: Pac-West Telecomm Account Manager


                                       Wire Transfer Instructions:

                                       GECC/CAF Depository
                                       Account #50-232-854
                                       Bankers Trust Company
                                       One Bankers Trust Plaza
                                       New York, New York 10006
                                       ABA Number 021-001-033
                                       Ref: CFA 4717/Pac-West Telecomm, Inc.